Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Financial Guaranty Insurance Company:

         We consent to the use of our report dated February 14, 2003 on the predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002, included in the Form 8-K of Argent Securities, Inc. (the "Registrant"), which is incorporated by reference in the registration statement (No. 333-121782) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant relating to the Argent Mortgage Loan Trust, 2005-W1, Asset-Backed Notes, Series 2005-W1.


                                                          /s/ KPMG LLP

New York, New York
April 15, 2005